Exhibit 10.12

Roivant Sciences Ltd.

Clarendon House

2 Church Street

Hamilton HM 11

Bermuda

April 12, 2019

Dermavant Sciences Ltd.

Clarendon House

2 Church Street

Hamilton HM 11

Bermuda

Dermavant Sciences GmbH

Viaduktstrasse 8

4051 Basel, Switzerland

Attention: Head of Global Transactions

Amended and Restated Commitment Letter

This Amended and Restated Commitment Letter amends and restates in its entirety the Commitment Letter, dated as of July 10, 2018 (the “Original Commitment Letter”), by and among GGL, GIPD and Buyer (each as defined below) and supersedes in all respects the Original Commitment Letter.

Reference is made to (a) that certain asset purchase agreement, dated as of July 10, 2018 (the “Purchase Agreement”), by and among Glaxo Group Limited, a company incorporated under the laws of England and Wales (“GGL”), GlaxoSmithKline Intellectual Property Development Ltd., a company incorporated under the laws of England and Wales (“GIPD,” and together with GGL, “Seller Parties”) and Dermavant Sciences GmbH, a company incorporated under the laws of Switzerland (“Buyer”), pursuant to which Buyer shall acquire certain assets and liabilities related to the Compounds and obtain a license to the Licensed Know-How, upon the terms and subject to the conditions set forth therein (the “Asset Sale”). Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Purchase Agreement.

1. Commitment. Roivant Sciences Ltd. (“Roivant”) hereby commits (the “Commitment”), on the terms and subject to the conditions and the other limitations set forth in this letter agreement, to invest (or cause to be invested) in Dermavant Sciences Ltd. (“DSL”), the sole shareholder of Buyer, directly or indirectly, whether by way of equity, debt or any combination thereof, an aggregate amount in cash equal to no less than (i) one hundred fifty million Pounds Sterling (£150,000,000) (the “Upfront Payment Commitment Amount”) for the purpose of funding Buyer’s obligation, pursuant to Section 4.1 of the Purchase Agreement, to pay the Upfront Fee and (ii) one hundred million Pounds Sterling (£100,000,000) minus (x) the aggregate amount of cash, cash equivalents and marketable investment securities having maturities of thirty (30) days or less (excluding any restricted cash) plus (y) the aggregate amount of short-term liabilities of DSL on the consolidated balance sheet of DSL, in each case as determined from the books and records of DSL prepared in accordance with generally accepted accounting principles as of the close of business at the end of the last month ending prior to the Contingent Payment Measurement Date (as defined below), as adjusted for management of DSL’s reasonable estimates of the changes to such amounts (based, in the case of clause (x), on updated account balances plus the proceeds from any financings) from such date to the Contingent Payment Measurement

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Date (the “Contingent Payment Commitment Amount” and, together with the Upfront Payment Commitment Amount, the “Commitment Amounts”), for the purpose of funding Buyer’s obligation, pursuant to Section 4.2 of the Purchase Agreement, to pay the Contingent Payment. If Roivant elects to invest (or cause to be invested) the Commitment Amounts by purchasing DSL’s common shares (“Dermavant Shares”), the purchase price therefor will be, as of the applicable Measurement Date, a 20% discount to the lower of (a) the closing price of Dermavant Shares on the trading day immediately prior to the applicable Measurement Date and (b) the trailing 30-day volume-weighted average price per Dermavant Share as of the trading day immediately prior to the applicable Measurement Date, calculated on the basis of trades executed on the principal stock exchange or market between regular trading hours, as reported by Bloomberg L.P. or, if not reported thereby, another alternative source as reasonably agreed to by DSL and Roivant. DSL, Buyer and Roivant hereby agree that Roivant is required to invest (or cause to be invested) (i) the Upfront Payment Commitment Amount only to the extent that Buyer has not paid, or caused to be paid, the Upfront Payment to the Seller Parties on or prior to the date that is the third (3rd) Business Day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated by the Purchase Agreement (the “Upfront Payment Measurement Date”) and (ii) the Contingent Payment Commitment Amount only to the extent that Buyer has not paid, or caused to be paid, the Contingent Payment to the Seller Parties on or prior to the date that is 60 days after the achievement of NDA Approval (the “Contingent Payment Measurement Date”, and together with the Upfront Payment Measurement Date, the “Measurement Dates”). Upon receipt by DSL of any of the Commitment Amounts, DSL shall promptly contribute such amounts to Buyer to the extent necessary to pay the Upfront Payment or the Contingent Payment, as applicable, and Buyer shall promptly thereafter remit payment to Seller Parties in respect of the Upfront Payment or the Contingent Payment, as applicable, pursuant to the terms of the Purchase Agreement. DSL and Buyer shall provide Seller Parties with such information as is reasonably requested for the purpose of confirming the calculation of the Contingent Payment Commitment Amount and the adequacy of the amounts contributed by Roivant to allow Buyer to pay the Upfront Payment or the Contingent Payment, as applicable.

2. Conditions; Roivant Representations and Warranties.

(a) The Commitment shall be subject to (a) the terms and conditions of this letter agreement, (b) the execution and delivery of the Purchase Agreement by each party thereto, (c) with respect to the Upfront Payment Commitment Amount only, all conditions set forth in Section 10.1 and Section 10.2 of the Purchase Agreement being and remaining satisfied (or, if permitted by applicable law, waived by the party for whose benefit such condition exists), other than conditions that by their nature are to be satisfied at the Closing (but subject to such conditions being satisfied), and (d) with respect to the Contingent Payment Commitment Amount only, the consummation of the Closing in accordance with the terms and conditions of the Purchase Agreement (without any amendment, modification or waiver with respect thereto that would be materially adverse to Roivant).

(b) Roivant represents and warrants to Buyer that (A) Roivant is duly incorporated, validly existing, and in good standing under the Laws of Bermuda, (B) (i) Roivant has the requisite corporate power and authority to enter into this letter agreement and to perform its obligations hereunder, (ii) the execution and delivery of this letter agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by Roivant, and (iii) this letter agreement has been duly executed and delivered by Roivant and, upon the execution and delivery by Buyer and DSL of this letter agreement, assuming the due authorization, execution and delivery of this letter agreement by Buyer and DSL, this letter agreement will constitute the legal, valid and binding obligation of Roivant, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally and to general principles of equity regardless of whether considered in a proceeding in equity or at law,

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(C) neither the execution and delivery of this letter agreement nor the consummation or performance of any of the transactions contemplated hereby will (i) violate any provision of Roivant’s Organizational Documents, (ii) violate any Law applicable to Roivant or the transactions contemplated hereby or (iii) result in the breach or violation of, or constitute a default under, any Contract or agreement to which Roivant is a party or by which Roivant may be bound, except in the case of clauses (ii) and (iii) for such violation, breach, or default which would not reasonably be expected to prevent, delay or otherwise interfere with the consummation or performance of any of the transactions contemplated hereby, (D) except for any filings that may be required to comply with the HSR Act, Roivant is not, and will not be, required to give any notice to any Governmental Body or obtain any Governmental Authorization in connection with the execution and delivery of this letter agreement or the consummation or performance of any of the transactions contemplated hereby, except for such notices, approvals, consents or authorizations which have been obtained or made or which, if not obtained or made, would not reasonably be expected to prevent, delay or otherwise interfere with the consummation or performance of any of the transactions contemplated hereby and (E) there is no pending Proceeding that has been commenced against Roivant or any of its Affiliates that challenges, or would reasonably be expected to have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby, and, to Roivant’s knowledge, no such Proceeding has been threatened.

3. Termination. The Commitment to invest (or cause to be invested) the Upfront Payment Commitment Amount and the Contingent Payment Commitment Amount shall terminate automatically and immediately upon the earliest to occur of (a) the payment of the Upfront Payment and the Contingent Payment in accordance with the Purchase Agreement, respectively, (b) the termination of the Purchase Agreement in accordance with its terms prior to the Closing, (c) the date that Roivant ceases to, directly or indirectly through its Affiliates, hold at least thirty percent (30%) of the outstanding voting securities of DSL and (d) if (i) DSL or any acquiring or surviving parent entity pursuant to a merger, consolidation, amalgamation, reorganization or similar transaction of DSL (“Change of Control”) is then publicly traded on the New York Stock Exchange, Nasdaq or another stock exchange mutually agreed between Roivant, DSL and the Seller Parties, (ii) the outstanding voting securities owned by Roivant, directly or indirectly through its Affiliates, do not constitute the largest ownership stake owned by any shareholder of DSL (measured in terms of aggregate voting power), (iii) the failure of Roivant to own the largest ownership stake in DSL under clause (ii) above did not result directly or indirectly from a sale or other disposition by Roivant or any of its Affiliates of voting securities of DSL (except in connection with a Change of Control, if, prior to such Change of Control, Roivant, directly or indirectly through its Affiliates, owned less than a majority of the outstanding voting power of DSL) and (iv) Seller Parties consent to the termination of the Commitment (such consent solely for purposes of this clause (d) not to be unreasonably withheld, delayed or conditioned). Sections 4 and 6 through 10 hereof shall survive any such termination.

4. No Recourse. Notwithstanding anything that may be expressed or implied in this letter agreement, no person other than Roivant (and its permitted assignees) shall have any obligation under this letter agreement and (a) no recourse hereunder or under any documents or instruments delivered in connection herewith shall be had against any former, current or future direct or indirect director, officer, employee, agent, member, securityholder, affiliate, shareholder, controlling person or representative of Roivant (any such person or entity, other than Roivant and its permitted assignees, a “Related Party”) or any Related Party of any of Roivant’s Related Parties (except to the extent such Related Party is party thereto), including, without limitation, in respect of any liabilities or obligations arising under, or in connection with, the Purchase Agreement or the Other Transaction Documents or the transactions contemplated thereby and any liabilities or obligations arising from any legal, administrative, arbitral or other proceeding, claim, action or governmental or regulatory investigation of any nature related hereto or thereto, whether by the enforcement of any judgment or assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, and (b) no personal liability

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whatsoever shall attach to, be imposed on or otherwise be incurred by any Related Party of Roivant or any Related Party of any of Roivant’s Related Parties under the Commitment or any documents or instruments delivered in connection herewith or with the Purchase Agreement or the Other Transaction Documents (except to the extent such Related Party is party thereto) or for any claim based on, in respect of, or by reason of Roivant’s obligations hereunder.

5. Assignment. The obligations of Roivant hereunder may not be assigned without the consent of Seller Parties, DSL and Buyer.

6. Third Party Beneficiaries; Enforcement. It is hereby agreed that the Seller Parties are intended third party beneficiaries of the Commitment, and this letter agreement may be relied upon and enforced by the Seller Parties against Roivant on behalf of DSL and Buyer. Further, Roivant’s Related Parties and their Related Parties may rely upon this letter agreement as express third party beneficiaries with respect to Section 4 hereof. Except as set forth in the preceding sentences, nothing set forth in this letter agreement shall be construed to confer upon or give any person other than Roivant, DSL and Buyer any benefits, rights or remedies under or by reason of, or any rights to enforce or cause DSL or Buyer to enforce, the Commitment or any provisions of this letter agreement. For the avoidance of doubt, no party (including any of DSL’s or Buyer’s creditors) other than the Seller Parties, DSL and Buyer shall have any rights against Roivant pursuant to this letter agreement. Roivant agrees (i) not to assert that a remedy of specific performance is unenforceable, invalid, contrary to law or inequitable for any reason and (ii) that any party seeking an injunction, specific performance or other equitable relief to prevent breaches of this letter agreement and to enforce specifically the terms and provisions of this letter agreement in accordance with this Section 6 shall not be required to provide proof of damages or any bond or other security as a prerequisite to obtaining such an order, injunction or other equitable relief. Each of Roivant, DSL and Buyer hereby irrevocably and unconditionally agree not to, and to cause each of its Affiliates not to, directly or indirectly, until the termination of this letter agreement in accordance with Section 3, take any action that would prevent or materially impair such party from performing any of its obligations under this letter agreement or that would reasonably be expected to interfere with or delay Seller Parties’ exercise of their rights under this letter agreement.

7. Amendment; Waiver. This letter agreement may not be amended, and no provision hereof waived or modified, except by an instrument in writing signed by DSL, Buyer, and Roivant; provided that, (i) prior to termination of the Commitment in accordance with Section 3, this letter agreement may not be terminated without the prior written consent of the Seller Parties and (ii) no such amendment, waiver or modification may adversely affect the Seller Parties (whether as a result of a reduction or termination of the Commitment, the release or reduction of Roivant’s obligation to invest the Commitment Amounts, any elimination, reduction or limitation on the rights of Seller Parties hereunder or otherwise) without the prior written consent of Seller Parties. No waiver by any party of any breach or violation of, or default under, this letter agreement, whether intentional or not, shall be deemed to extend to any prior or subsequent breach, violation or default hereunder or affect in any way rights arising by virtue of any prior or subsequent such occurrence. No delay or omission on the part of any party in exercising any right, power or remedy under this letter agreement shall operate as a waiver thereof.

8. Counterparts; Effectiveness. This letter agreement may be executed in several counterparts (including by electronic transmission), each of which shall be deemed an original and all of which shall together constitute one and the same instrument. This letter agreement shall become effective when each party shall have received a counterpart hereof signed by all of the other parties. Until and unless each party has received a counterpart hereof signed by the other parties, this letter agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

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9. Notices. (a) All notices and other communications hereunder shall be in writing and shall be deemed given if properly addressed: (i) if delivered personally, by commercial delivery service or email, on the day of delivery or (ii) if delivered by internationally recognized courier (appropriately marked for next day delivery), one business day after dispatch or (iii) if delivered by registered or certified mail (return receipt requested) or by first class mail, three business days after mailing. Notices shall be deemed to be properly addressed to any party if addressed to the following addresses (or at such other address for a party as shall be specified by like notice):

If to DSL, at:

Dermavant Sciences Ltd.

Suite 1, 3rd Floor,

11-12 St. James’s Square

London SW1Y 4LB

United Kingdom

Attention: Head of Global Transactions and Risk Management

Email: marianne.romeo@roivant.com

If to Buyer, at:

Dermavant Sciences GmbH

Viaduktstrasse 8

4051 Basel, Switzerland

Attention: Head of Global Transactions

Email: sascha.bucher@roivant.com

If to Roivant, at:

Roivant Sciences Ltd.

Suite 1, 3rd Floor,

11-12 St. James’s Square

London SW1Y 4LB

United Kingdom

Attention: Head of Global Transactions and Risk Management

Email: marianne.romeo@roivant.com

(b) or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

10. Governing Law; Jurisdiction; Venue; Waiver of Jury Trial. (a) This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(b) Each party hereto irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the United States or any state court, which in either case is located in the City of New York (each, a “New York Court”) for purposes of enforcing this letter agreement. In any such action, suit or other proceeding, each party hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claim that it is not subject to the jurisdiction of any such New York Court, that such action, suit or other proceeding is not subject to the jurisdiction of any such New York Court, that such action, suit or other proceeding is brought in an inconvenient forum

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or that the venue of such action, suit or other proceeding is improper; provided that nothing set forth in this sentence shall prohibit any of the parties hereto from removing any matter from one New York Court to another New York Court. Each party hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.

(c) EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NONE OF THE OTHER PARTY HERETO OR ITS REPRESENTATIVES, AGENTS OR ATTORNEYS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY HERETO UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY HERETO MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HERETO HAS BEEN INDUCED TO ENTER INTO THIS LETTER AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS OF THIS SECTION 10(c).

11. Severability. Upon a determination that any term or other provision of this letter agreement is illegal, invalid or incapable of being enforced, all other conditions and provisions of this letter agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by the Purchase Agreement is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provisions is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify the letter agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the transactions contemplated by the Purchase Agreement be consummated as originally contemplated to the fullest extent possible.

[Signature pages follow]

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IN WITNESS WHEREOF, the undersigned has duly executed this letter as of the date first written above.

ROIVANT SCIENCES LTD.

by:
/s/ Marianne L. Romeo
Name: Marianne L. Romeo
Title: Head, Global Transactions and Risk Management

[Signature Page to Commitment Letter]

Accepted and Agreed:

DERMAVANT SCIENCES LTD.

by:
/s/ Marianne L. Romeo
Name: Marianne L. Romeo
Title: Head, Global Transactions and Risk Management

DERMAVANT SCIENCES GMBH

by:
/s/ Sascha Bucher
Name: Sascha Bucher
Title: Managing Director

[Signature Page to Commitment Letter]